     As filed with the Securities and Exchange Commission on March 26, 2001
                                          Registration Statement No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                         TREND MICRO KABUSHIKI KAISHA
              (Exact name of issuer as specified in its charter)

                           TREND MICRO INCORPORATED
                  (Translation of issuer's name into English)

                 Japan                                          None
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                           _________________________

                          Odakyu Southern Tower, 10F
                              2-1, Yoyogi 2-chome
                       Shibuya-ku, Tokyo 151-8583, Japan
                                81-3-5334-3600
                   (Address of Principal Executive Offices)

                           _________________________

                           TREND MICRO INCORPORATED
                              1999 INCENTIVE PLAN
                           TREND MICRO INCORPORATED
                              2000 INCENTIVE PLAN
                           (Full title of the plans)

                           _________________________

                              Andrew Kwok-To Lai
                            Chief Operating Officer
                             c/o Trend Micro, Inc.
                       10101 N. DeAnza Blvd., Suite 400
                          Cupertino, California 95014
                                (408) 257-1000
           (Name, address and telephone number of agent for service)

                           _________________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                           Proposed Maximum       Proposed Maximum
Title of Securities                    Amount to be         Offering Price        Aggregate Offering           Amount of
to be Registered                       Registered (1)          Per Share                Price               Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock,                        23,438 shares (2)         $ 51.78 (2)         $ 1,213,619.64               $  303.41
par value (Yen)50 per share          95,160 shares (3)         $127.01 (3)         $12,086,271.60               $3,021.57
==============================================================================================================================

(1) Plus such indeterminate number of additional shares as may be offered and issued to prevent dilution resulting from stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Relates to 150 out of the 6,000 warrants issued under the Trend Micro Incorporated 1999 Incentive Plan. Each warrant represents the right to purchase (Yen)1,000,000 in the aggregate purchase price of shares of the Registrant's common stock. The proposed maximum offering price per share was derived, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, from the price at which a warrant may be exercised, (Yen)6,400 per share, translated into dollars based on an exchange rate of 123.62 yen per dollar, which was the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 21, 2001.

(3) Relates to 1,494 out of the 5,000 warrants issued under the Trend Micro Incorporated 2000 Incentive Plan. Each warrant represents the right to purchase (Yen)1,000,000 in the aggregate purchase price of shares of the Registrant's common stock. The proposed maximum offering price per share was derived, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, from the price at which a warrant may be exercised, (Yen)15,700 per share, translated into dollars based on an exchange rate of 123.62 yen per dollar, which was the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 21, 2001.

                                      PART I

Item 1.  PLAN INFORMATION

         All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE ANNUAL INFORMATION

         All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Trend Micro Incorporated (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 1-7952) are incorporated herein by reference and made a part hereof:

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1999(file no. 333-10486);

         (b) The Registrant's Report of Foreign Private Issuer on Form 6-K, dated June 1, 1999;

         (c) The Registrant's Report of Foreign Private Issuer on Form 6-K, dated February 15, 2001;

         (d) The Registrant's Report of Foreign Private Issuer on Form 6-K, dated March 1, 2001; and

         (e) The Registrant's Report of Foreign Private Issuer on Form 6-K, dated March 26, 2001.

         In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Articles 254 and 280 of the Commercial Code of Japan (the "Commercial Code") make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between the Registrant and its directors and statutory auditors, respectively. Section 10, among other things, provides in effect that:

         (1) Any director or statutory auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

         (2) If a director or a statutory auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor and interest thereon after the date of payment from the company;

         (3) If a director or a statutory auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

         (4) If a director or a statutory auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification may not be available for certain violations of U.S. federal securities law or actions brought under Japanese law and may be determined by the United States or Japanese courts to be unenforceable in such circumstances.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

Exhibit
Number         Description
------         -----------
 4.1    --     Articles of Incorporation of the Registrant (English
               translation)(*)

 4.2    --     Share Handling Regulations of the Registrant (English
               translation)

 5.1    --     Opinion and consent of Mitsui, Yasuda, Wani & Maeda

23.1    --     Consent of PricewaterhouseCoopers

23.2    --     Consent of Mitsui, Yasuda, Wani & Maeda (included in Exhibit 5.1)

24.1    --     Power of Attorney (included in Part II of this Registration
               Statement)
-----------
(*) Incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 2 to Form F-1 Registration Statement (File No. 333-10568) filed on May 24, 2000.

Item 9.  UNDERTAKINGS

         (1) The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if
          --------  -------
          the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 26, 2001.

                                  Trend Micro Incorporated


                                  By:       /s/ Chang Ming-Jang
                                      ------------------------------
                                      Name:  Chang Ming-Jang
                                      Title: Representative Director;
                                             President, Chief Executive Officer
                                             and Chairman of the Board


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yuzuru Nanami and Hiroshi Takada, and each of them, his attorneys-in-fact, each with the power of substitution for him in any and all capacities, to sign any post-effective amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on March 26, 2001.

         Name                                          Title
         ----                                          -----


                                         Representative Director; President,
                                         Chief Executive Officer and Chairman
                                         of the Board
      /s/ Chang Ming-Jang                (Principal Executive Officer)
---------------------------------
         Chang Ming-Jang


                                         Director
                                         (Authorized Representative in the
        /s/ Lai Kwok-To                  United States)
---------------------------------
           Lai Kwok-To


                                         Director
---------------------------------
         Yoshitaka Kitao

         Name                                          Title
         ----                                          -----


                                         Director
                                         (Principal Financial Officer and
     /s/ Toshiro Watanabe                Principal Accounting Officer)
---------------------------------
        Toshihiro Watanabe


                                         Director, Chief Technology Officer and
                                         Executive Vice President
---------------------------------
          Chen Yi-Fen

                                 EXHIBIT INDEX
                                 -------------

Exhibit
 Number                  Description
-------                  -----------
    4.1        --        Articles of Incorporation of the Registrant (English translation)(*)

    4.2        --        Share Handling Regulations of the Registrant (English translation)

    5.1        --        Opinion and consent of Mitsui, Yasuda, Wani & Maeda

   23.1        --        Consent of PricewaterhouseCoopers

   23.2        --        Consent of Mitsui, Yasuda, Wani & Maeda (included in Exhibit 5.1)

   24.1        --        Power of Attorney (included in Part II of this Registration Statement)

---------------
(*) Incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 2 to Form F-1 Registration Statement (File No. 333-10568) filed on May 24, 2000.